UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2019

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726		73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)		(IRS Employer Identification No.)
6100 North Western Avenue	Oklahoma City	OK	73118
(Address of principal executive offices)			(Zip Code)
	(405)	848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 3, 2019, Chesapeake Energy Corporation (“Chesapeake”) entered into the Second Amendment (the “Amendment”) to Amended and Restated Credit Agreement, dated as of September 12, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Chesapeake, as borrower, MUFG Union Bank, N.A., as administrative agent, and the lenders from time to time party thereto.
The Amendment, among other things, (i) permits the issuance of certain secured indebtedness with a lien priority or proceeds recovery behind the obligations under the Credit Agreement without a corresponding 25% reduction in the borrowing base under the Credit Agreement, if issued by the next scheduled redetermination of the borrowing base, (ii) increases the amount of indebtedness that can be secured on a pari passu first-lien basis with (and with recovery proceeds behind) the obligations under the Credit Agreement from $1 billion to $1.5 billion, (iii) increases the Applicable Margin (as defined in the Credit Agreement) on borrowings under the Credit Agreement by 100 basis points, (iv) requires liquidity of at least $250 million at all times, (v) for each fiscal quarter commencing with the fiscal quarter ending December 31, 2019, replaces the Secured Leverage Ratio (as defined in the Credit Agreement) financial covenant with a requirement that the First Lien Secured Leverage Ratio (as defined in the Amendment) not exceed 2.50:1 as of the end of such fiscal quarter, (vi) increases the maximum permitted Leverage Ratio (as defined in the Credit Agreement) as of the end of each fiscal quarter to 4.50:1 through the fiscal quarter ending December 31, 2021, with step-downs to 4.25:1 for the fiscal quarter ending March 31, 2022 and to 4.00:1 for each fiscal quarter ending thereafter, and (vii) requires that Chesapeake use the aggregate net cash proceeds of certain asset sales in excess of $50 million to prepay certain indebtedness and/or reduce commitments under the Credit Agreement, until the retirement of all of Chesapeake’s senior notes maturing before September 12, 2023.
The above description of the material terms and conditions of the Amendment is a summary only, does not purport to be complete, and is qualified by reference to the full text of the Amendment attached to this Current Report as Exhibit 10.1.

Item 8.01 Other Events.
Pro Forma Financial Information
As previously disclosed in the Current Report on Form 8-K filed with the Securities Exchange Commission (the “SEC”) by Chesapeake on February 1, 2019, on February 1, 2019, Coleburn Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Chesapeake, completed its previously announced merger with WildHorse Resource Development Corporation, a Delaware corporation (“WildHorse”), pursuant to the Agreement and Plan of Merger, dated as of October 29, 2018, as amended (the “Merger Agreement”), among Chesapeake, Merger Sub and WildHorse. Pursuant to the Merger Agreement, Merger Sub merged with and into WildHorse (the “First Merger”), with WildHorse continuing as the surviving corporation. Immediately following the effective time of the First Merger, WildHorse merged with and into Brazos Valley Longhorn, L.L.C., a wholly owned limited liability company subsidiary of Chesapeake (“BVL”) (the “Second Merger” and, together with the First Merger, the “Merger”), with BVL continuing as a wholly owned subsidiary of Chesapeake.
This Current Report on Form 8-K is being filed to, in addition to the information described below, provide pro forma condensed combined financial information relating to the Merger, which is incorporated herein by reference, for the year ended December 31, 2018 and nine months ended September 30, 2019.
As previously disclosed in the Current Report on Form 8-K filed with the SEC by Chesapeake on May 9, 2019, during the first quarter of 2019, Chesapeake voluntarily changed its method of accounting for oil and natural gas exploration and development activities from the full cost method to the successful efforts method. Accordingly, we have recast certain information in this filing to reflect the retrospective application of this change in accounting principle for the unaudited pro forma condensed consolidated financial information as of and for the year ended December 31, 2018.

Reserve Information
We reported our Standardized Measure of discounted future net cash flows in our Annual Report on Form 10-K for the year ended December 31, 2018, which was $9.495 billion at December 31, 2018. We are reporting in this Current Report on Form 8-K the PV-10 of our proved developed reserves at September 30, 2019, which was $5.872 billion using NYMEX strip pricing measured at September 30, 2019 and $6.977 billion using SEC pricing measured at September 30, 2019.
PV‑10 is a non-GAAP financial measure and differs from the Standardized Measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV‑10 is a computation of the Standardized Measure of discounted future net cash flows on a pre-tax basis. PV‑10 is equal to the Standardized Measure of discounted future net cash flows at the applicable date, before deducting future income taxes, discounted at 10 percent. We believe that the presentation of PV‑10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies without regard to the specific tax characteristics of such entities. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. PV‑10, however, is not a substitute for the Standardized Measure of discounted future net cash flows. Our PV‑10 measure and the Standardized Measure of discounted future net cash flows do not purport to represent the fair value of our oil and natural gas reserves. Further, estimates of our proved reserves and our PV-10 measure for the interim period presented below have been prepared internally and have not been reviewed or audited by our third-party reserve engineers. With respect to PV-10 calculated as of an interim date, it is not practical to calculate taxes for the related interim period because GAAP does not provide for disclosure of Standardized Measure on an interim basis.
The following table provides the PV-10 of our proved developed reserves at September 30, 2019 using NYMEX strip pricing and SEC pricing; the PV-10 of our proved developed reserves (less reserves acquired in 2019) using SEC pricing as of September 30, 2019; the PV-10 of our proved developed reserves at December 31, 2018 using SEC pricing; the PV-10 of our proved reserves using SEC pricing as of December 31, 2018; and a reconciliation of the PV-10 of our proved reserves using SEC pricing to the Standardized Measure of discounted cash flows at December 31, 2018:

($ in millions)
Proved Developed PV10 @ 9/30/19 NYMEX Strip(1)	$5,872
Plus: Change in pricing assumptions from NYMEX strip to SEC	1,105
Proved Developed PV10 @ 9/30/19 SEC (2)	6,977
Plus: Change in pricing and other assumptions from 9/30/19 to 12/31/18	1,178
Proved Developed PV10 @ 12/31/18 SEC including acquired reserves	8,155
Less: Proved Developed PV10 of Acquired Reserves @ 12/31/18 SEC	(1,978)
Proved Developed PV10 @ 12/31/18 SEC	6,177
Plus: Proved Undeveloped PV10 @ 12/31/18 SEC	3,350
Total Proved PV10 @ 12/31/18 SEC (3)	9,527
Less: Present value of future income tax discount at 10%	(32)
Standardized Measure of discounted future cash flows @ 12/31/18	$9,495

(1) Based on NYMEX Strip pricing measured at September 30, 2019 averaging $51.88/bbl and $2.67/mcf
(2) Based on SEC pricing measured at September 30, 2019 averaging $57.77/bbl and $2.87/mcf
(3) Based on SEC pricing measured at December 31, 2018 averaging $65.56/bbl and $3.10/mcf

NYSE Notification
The average closing price of our common stock, $0.01 par value per share (the “Common Stock”), over the 30 consecutive trading day period beginning October 21, 2019 and ending December 2, 2019 was below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the New York Stock Exchange (the “NYSE”) under Section 802.01C of the NYSE Listed Company Manual.

Chesapeake will have a period of six months following the receipt from the NYSE of the notice of non-compliance to regain compliance with the minimum share price requirement, with the possibility of extension at the discretion of the NYSE. If, after receipt of the notice, Chesapeake fails to regain compliance with Section 802.01C of the NYSE Listed Company Manual by the end of the cure period, the Common Stock will be subject to the NYSE’s suspension and delisting procedures.
If the Common Stock ultimately were to be delisted for any reason, it could negatively impact Chesapeake as it would likely reduce the liquidity and market price of the Common Stock; reduce the number of investors willing to hold or acquire the Common Stock; and negatively impact Chesapeake’s ability to access equity markets and obtain financing.
The NYSE notification does not affect Chesapeake’s business operations or its Securities and Exchange Commission reporting obligations and does not result in a default under any of Chesapeake’s material debt agreements. If the Common Stock were to be removed from listing on the NYSE (and the Common Stock were not to become listed on other specified stock exchanges), holders of Chesapeake’s convertible senior notes would have a right to require Chesapeake to repurchase their notes.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of December 3, 2019 among Chesapeake, MUFG Union Bank, N.A. and the Lenders party thereto.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Chesapeake for the year ended December 31, 2018 and nine months ended September 30, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date: December 4, 2019